As filed with the Securities and Exchange Commission on May 20, 2020

Registration Statement No. 333-223361
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WINDSTREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2847717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4001 Rodney Parham Road Little Rock, Arkansas 72212 (501) 748-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristi M. Moody
Executive Vice President, General Counsel & Corporate Secretary
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(501) 748-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Geoffrey D. Neal
Kutak Rock LLP
124 West Capitol Avenue, Suite 2000
Little Rock, AR 72201
Phone: (501) 975-3000
Facsimile: (501) 975-3001

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-223361) (the “Registration Statement”) filed by Windstream Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2018, that registered (i) an indeterminate number of shares of common stock, par value $0.0001 per share (“Common Stock”), that could be offered from time to time by the Company in one or more primary offerings in an amount that, in the aggregate, would not exceed $44,272,500 and (ii) 3,950,000 shares of Common Stock for resale by the selling stockholder named therein.

The Company no longer meets the registration requirements for the registration of securities on Form S-3 and is not eligible for use of the Registration Statement under the rules and regulations of the SEC. Accordingly, and in accordance with the undertakings made by the Company in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 pursuant to Rule 478 under the Securities Act of 1933, as amended, to terminate the effectiveness of the Registration Statement and hereby removes from registration any and all securities of the Company registered for sale under the Registration Statement that remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 20, 2020. No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

WINDSTREAM HOLDINGS, INC.
By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Executive Vice President, General Counsel and Corporate Secretary